Exhibit 99.1

Motive, Inc. Reports Record Third Quarter Financial Results

•	License revenue exceeds consensus analyst estimates, drives core revenue growth of 51% over prior year

•	Pro forma earnings of $0.05 per diluted share exceed consensus analyst estimates; GAAP earnings of $0.06 per diluted share

AUSTIN, Texas – Oct. 20, 2004 – Motive, Inc. (NASDAQ: MOTV), a leading provider of management software, today announced results for the quarter ended September 30, 2004. Core revenue, which excludes services revenue acquired in business combination, was $23.0 million for the third quarter of 2004, a 51 percent increase over the same period in 2003. Motive’s total revenue for the third quarter of 2004 was $24.5 million, a 23 percent increase over the same period in 2003.

Motive’s pro forma net income for the third quarter of 2004 was $1.4 million or $0.05 per diluted share, compared to $798,000 or $0.04 per diluted share for the second quarter of 2004. Motive’s GAAP net income for the third quarter of 2004 was $1.6 million or $0.06 per diluted share. A reconciliation of GAAP to pro forma results has been provided in the financial statement tables included in this press release.

“Motive’s strategy to build management intelligence into products from the outset is changing the traditional technology management paradigm, and helping us to achieve our growth objectives,” said Scott Harmon, CEO of Motive, Inc. “Our third quarter results confirm that self-management is taking hold among technology providers as a strategic differentiator in the delivery of their products.”

“Our third quarter performance was based on excellent sales execution across all geographies and the expansion of strategic relationships with existing customers and partners,” said Logan Wray, COO of Motive, Inc. “Going into the fourth quarter, we anticipate building on these successes to increase market penetration across consumer and enterprise markets alike.”

Q3 2004 Highlights

•	Increased consumer market share with numerous competitive wins and expansion of current customer relationships across North America, Europe, Japan and South America; also signed strategic alliance with Alcatel, which will sell and deploy Motive’s core broadband self-management products on a global basis as part of Alcatel’s DSL Subscriber Care solution.

•	Expanded consumer product offerings with newly announced Motive Edge Device Manager, which will provide automated management capabilities for residential gateways; also delivered latest versions of Motive Broadband Manager and Motive Customer Service Manager, which will provide built-in self-management of next-generation voice, video and data services.

•	Delivered two new application management products for enterprise market – Motive Triage and Motive Resolution – extending Motive’s ability to manage complex,

highly distributed enterprise applications; also signed strategic alliances with PeopleSoft and Siebel, both of which will use components of Motive Profile to provide their customers with configuration management for their application environments.

•	Increased the total number of our customers’ branded product or service offerings using Motive’s self-management software to more than 200.

Financial Outlook

Core revenue for the fourth quarter of 2004 is expected to be in the range of $25.0 million to $25.5 million, resulting in core revenue for the 2004 calendar year in the range of $89.2 million to $89.7 million. Total revenue for the fourth quarter of 2004 is expected to be in the range of $26.4 million to $26.9 million, resulting in total revenue for the 2004 calendar year in the range of $97.6 million to $98.1 million. Core revenue for the 12 months ending September 30, 2005 is expected to be in the range of $100 million to $103 million, and total revenue is expected to be in the range of $104 million to $107 million. Pro forma earnings are expected to be in the range of $0.07 to $0.08 per diluted share for the fourth quarter of 2004.

Conference Call Details

Motive has scheduled a conference call for 4:00 p.m. CDT today to discuss its third quarter results. Listeners can access the conference call via webcast from the Investor Relations section of Motive’s website at www.motive.com or by dialing (800) 237-9752 and using the participant code 99477987. Presentation slides will accompany the call and can be accessed from the Investor Relations section of Motive’s website at www.motive.com. For those who cannot listen to the live broadcast of the call, a replay of the webcast will be available approximately two hours after the live call ends from the Investor Relations section of Motive’s website at www.motive.com or you can access a replay of the conference call at (888) 286-8010. The pass code for the replay is 17924548.

About Motive, Inc.

Motive, Inc. has pioneered a unique approach to designing management services into Internet-era networks, systems and applications. Motive’s software makes complex products and services self-managing, reducing overhead costs and optimizing customers’ return on investment. Companies worldwide have relied on Motive’s software to provide a range of problem remediation and configuration management tasks for more than 40 million endpoints. Founded in 1997, Motive is headquartered in Austin, Texas, and has offices in Europe and Asia. For more information, visit www.motive.com.

Forward-Looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties concerning our expected financial performance, as well our future business prospects and product and service offerings. Our actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, us and reported results should not be considered as an indication of future performance. These potential risks and uncertainties include, among other things: 1) our concentrated customer base; 2) the mix of perpetual and term licenses; 3) the effect of the timing of the recognition of revenue from products licensed; 4) our typically long sales cycle; 5) the dependence of our financial growth on the continued success and acceptance of our existing and new product and service offerings; 6) the compatibility of our software with hardware and software platforms that are used by our customers and their subscribers now or in the future; 7) the ability to attract and retain key personnel; 8) the intensely competitive nature of the market for our products and services; and 9) the additional risk factors described in our SEC filings, which are available at the SEC’s website at www.sec.gov. Statements included in this press release are based upon information known to us as of the date of this release, and we assume no obligation to update any information contained in this press release.

Non-GAAP Financial Information

Motive has provided in this release certain financial information that has not been prepared in accordance with generally accepted accounting principles (GAAP). This information includes but is not limited to core revenue, pro forma net income and pro forma fully diluted earnings per share. These measures may be different from measures used by other companies. Our management uses these non-GAAP measures to evaluate our financial results, develop budgets and manage expenditures. Investors are encouraged to review the reconciliation of these and other non-GAAP financial measures to the comparable GAAP results, which is included in this press release.

MOTIVE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenue:
License fees	$14,488	$8,995	$39,569	$26,613
Services:
Services	8,522	6,231	24,651	18,145
Acquired in business combination	1,510	4,732	6,998	20,562

Total services revenue	10,032	10,963	31,649	38,707

Total revenue	24,520	19,958	71,218	65,320

Cost of revenue:
License fees	152	682	503	1,751
Amortization of acquired technology	234	117	682	331
Services	6,932	7,638	21,553	23,216

Total cost of revenue	7,318	8,437	22,738	25,298

Gross margin	17,202	11,521	48,480	40,022

Operating expenses:
Sales and marketing	8,490	8,041	24,307	23,925
Research and development	4,750	4,518	13,667	12,041
General and administrative	2,212	2,067	6,427	6,038
Amortization of intangibles	802	571	2,377	1,618
Amortization of deferred stock compensation (1)	443	77	1,931	358
Business restructuring charge	—	—	—	1,422

Total operating expenses	16,697	15,274	48,709	45,402

Income (loss) from operations	505	(3,753)	(229)	(5,380)
Interest income (expense), net	59	(470)	(2,469)	(1,418)
Other income (expense), net	1,300	5,939	1,717	6,081

Income (loss) before income taxes	1,864	1,716	(981)	(717)
Provision for income taxes	241	130	1,109	1,517

Net income (loss)	$1,623	$1,586	$(2,090)	$(2,234)

Basic income (loss) per share	$0.06	$0.16	$(0.14)	$(0.23)

Diluted income (loss) per share	$0.06	$0.08	$(0.14)	$(0.23)

Shares used in computing basic income (loss) per share	25,627	9,731	15,401	9,892
Shares used in computing diluted income (loss) per share	27,058	20,765	15,401	9,892

(1)	If the amortization of deferred stock compensation were allocated to specific operating statement line items, it would be allocated as follows:

Cost of services revenue	$15	$8	$100	$(9)
Sales and marketing	97	7	665	128
Research and development	97	10	595	41
General and administrative	234	52	571	198

	$443	$77	$1,931	$358

MOTIVE, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(in thousands, except per share amounts)

	September 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$79,721	$28,433
Accounts receivable, net	11,783	21,276
Prepaid expenses and other current assets	3,142	2,437

Total current assets	94,646	52,146

Restricted cash	—	15,000
Property and equipment, net	6,567	7,008
Goodwill	56,569	59,143
Acquired technology, net	8,221	8,903
Other intangibles, net	9,216	11,593
Other assets	3,486	4,650

Total assets	$178,705	$158,443

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$5,318	$5,651
Accrued liabilities	7,203	17,684
Deferred revenue	12,673	13,886
Current portion of long-term debt	1,566	278

Total current liabilities	26,760	37,499
Deferred revenue	6,434	7,347
Long-term debt, net of current portion	4,500	6,026
Related party subordinated debt, net	—	10,757

Total liabilities	37,694	61,629

Redeemable convertible preferred stock:
Preferred Stock: $0.001 par value; 47,000,000 shares authorized, 10,322,056 shares issued and outstanding at December 31, 2003	—	119,785

Stockholders’ equity (deficit):
Common stock: $0.001 par value; 150,000,000 shares authorized, 25,681,464 shares issued and outstanding at September 30, 2004 (unaudited); 25,000,000 shares authorized, 9,723,131 shares issued and outstanding at December 31, 2003	26	10
Additional paid-in capital	234,261	69,734
Deferred stock compensation	(2,227)	(4,168)
Accumulated comprehensive loss	(593)	(181)
Accumulated deficit	(90,456)	(88,366)

Total stockholders’ equity (deficit)	141,011	(22,971)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$178,705	$158,443

MOTIVE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands; unaudited)

	Nine Months Ended September 30,
	2004	2003
Cash flows from operating activities
Net loss	$(2,090)	$(2,234)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,578	3,013
Amortization of deferred stock compensation	1,931	358
Amortization of debt discount	1,743	360
Amortization of intangibles	3,059	1,949
Other noncash items	(129)	(1,490)
Changes in operating assets and liabilities net of acquisitions	(699)	(19,671)

Net cash provided by (used in) operating activities	6,393	(17,715)

Cash flows from investing activities
Proceeds from maturities of short-term investments	—	1,692
Restricted cash	15,000	—
Cash acquired in BroadJump acquisition	—	51,655
Cash used in BroadJump acquisition	—	(5,654)
Purchase of property and equipment	(2,135)	(3,566)

Net cash provided by investing activities	12,865	44,127

Cash flows from financing activities
Payments made on long-term debt	(238)	(8,935)
Payments made on subordinated debt	(12,500)	—
Proceeds from IPO	43,954	—
Proceeds from issuance of common stock	1,073	206
Repurchase of common stock	(259)	(178)

Net cash provided by (used in) financing activities	32,030	(8,907)

Net increase in cash and cash equivalents	51,288	17,505
Cash and cash equivalents at beginning of period	28,433	32,728

Cash and cash equivalents at end of period	$79,721	$50,233

MOTIVE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts; unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
GAAP services revenue	$10,032	$10,963	$31,649	$38,707
Pro forma adjustments:
Services revenue acquired in business combination	1,510	4,732	6,998	20,562

Pro forma core services revenue	$8,522	$6,231	$24,651	$18,145

GAAP revenue	$24,520	$19,958	$71,218	$65,320
Pro forma adjustments:
Services revenue acquired in business combination	1,510	4,732	6,998	20,562

Pro forma core revenue	$23,010	$15,226	$64,220	$44,758

GAAP gross margin	$17,202	$11,521	$48,480	$40,022
Pro forma adjustments:
Amortization of acquired technology	234	117	682	331

Pro forma gross margin	$17,436	$11,638	$49,162	$40,353

Pro forma gross margin	71%	58%	69%	62%

GAAP income (loss) from operations	$505	$(3,753)	$(229)	$(5,380)
Pro forma adjustments:
Amortization of acquired technology	234	117	682	331
Amortization of intangibles	802	571	2,377	1,618
Amortization of deferred stock compensation	443	77	1,931	358
Business restructuring charge	—	—	—	1,422

Total pro forma adjustments	1,479	765	4,990	3,729

Pro forma income (loss) from operations	$1,984	$(2,988)	$4,761	$(1,651)

Pro forma operating margin	8%	(15)%	7%	(3)%

GAAP net income (loss)	$1,623	$1,586	$(2,090)	$(2,234)
Total pro forma adjustments affecting income (loss) from operations	1,479	765	4,990	3,729
Write-off of unamortized subordinated debt discount	—	—	1,511	—
Deduct other income from Peregrine legal settlement	(1,250)	—	(1,250)	—
Add back of tax per GAAP financial statements	241	130	1,109	1,517
Pro forma income tax expense calculated at 35% effective tax rate	(733)	(868)	(1,495)	(1,054)

Pro forma net income (loss)	$1,360	$1,613	$2,776	$1,958

GAAP shares used in computing diluted loss per share	27,058	20,765	15,401	9,892
Pro forma adjustments:
Common shares subject to repurchase	—	—	46	67
Redeemable convertible preferred stock outstanding	—	—	6,630	10,068
Incremental shares related to stock warrants	—	—	312	450
Incremental shares related to option warrants	—	—	1,577	215

Pro forma weighted average fully diluted shares outstanding	27,058	20,765	23,966	20,692

Pro forma fully diluted earnings per share *	$0.05	$0.08	$0.12	$0.09

*	Pro forma fully diluted earnings per share is calculated as pro forma net income divided by pro forma weighted average fully diluted shares.

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Motive and the Motive logo are trademarks or registered trademarks of Motive, Inc. All other products or services mentioned herein are trademarks of their respective holders.

Media Contact:	Investor Contact:
Cybele Diamandopoulos	April Downing
Motive, Inc.	Motive, Inc.
512-506-4272	512-531-1038
cdiamand@motive.com	ir@motive.com